UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017 (January 13, 2017)

MON SPACE NET INC.

(Exact name of registrant as specified in its charter)

Nevada	333-210519	81-2629386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100.3.041, 129 Offices, Block J, Jaya One, No. 72A, Jalan Universiti, Section 13, Petaling Jaya, Malaysia	46200
(Address of principal executive offices)	(Zip Code)

+60322820888

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On January 13, 2017, the majority shareholder of Mon Space Net Inc. (the “Company”) approved the increase of its authorized shares of common stock from 500,000,000 to 1,000,000,000, par value $0.001 per share (the “Increase of Authorized Stock”). On the same day, the Board of Directors of the Company adopted the resolution to amend its Articles of Incorporation to affect the Increase of Authorized Stock.

The Company filed a Certificate of Amendment (the “Amendment”) to Articles of Incorporation with Nevada's Secretary of State on January 18, 2017 for the Increase of Authorized Stock.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation, dated January 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MON SPACE NET INC.

Date: February 6, 2017	By:	/s/ Lai Chuai Suang
President, Chief Executive Officer